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                                    EXHIBIT 5
               Form of Individual Variable Annuity Enrollment Form
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APPLICATION FOR STARPOINT INDIVIDUAL VARIABLE ANNUITY               AUL (R)

American United Life Insurance Company(R)
P.O. Box 6004, Indianapolis, Indiana 46206-6004
Telephone (800) 537-6442

________________________________________________________________________________
1. Proposed Annuitant/Owner



Full Name:______________________________________________   __ Male __ Female
           First Name     Middle Name     Last Name
Social Security # ____-__-____

Address:   Street__________________________________ City ______________________

           State __________________ Zip ____________Phone # (___)___-____

________________________________________________________________________________

2. Proposed Owner (if other than annuitant)  __ Person  __Corporation __Trust
                                        __ Annuitant & Spouse Jointly(1)

                                             (1) Complete joint owner supplement

__ Proposed Annuitant under __________________(state) UGMA, UTMA (complete below for Custodian)
Full Name of Person, Custodian, or Name of Corporation or Turst ________________

Full Name of Corporation Officer(s) or Trustee(s) and Title(s) _________________

Soc. Sec. or Tax ID # ___________   __ Male __Female  Birthdate ________________

Address: Street _________________________ City ____________________ State_______

         Zip ___________ Phone #(___)__________ Relationship to Annuitant_______

________________________________________________________________________________

3. First Beneficiary
For multiple beneficiaries, indicate: __ Share and share alike, or the survivor of them. OR __ In equal shares, per stirpes.

__ Full Name (first/middle/last ________________________ Relationship to Owner__
                                                ________________________________

   Address ____________________________________________ Phone # (___)___________

   Social Security # _________________ __ Male __ Female Birthdate _____________

__ Full Name (first/middle/last ________________________ Relationship to Owner__
                                                ________________________________

   Address ____________________________________________ Phone # (___)___________

   Social Security # _________________ __ Male __ Female Birthdate _____________
________________________________________________________________________________

4. Second Beneficiary (if no first beneficiary is living)
                                         Relationship to Owner__________________

__ Full Name(s) (first/middle/last)_____________________________________________

   Social Security # ____________________  __ Male __ Female Birthdate__________

__ Any lawful children of the owner, share and share alike. If any second beneficiary is not living at the time a death benefit is payable, the living children, if any, of such deceased second beneficiary shall receive, share and share alike, the share of the proceeds which their parent would have received if living.
________________________________________________________________________________

5. Type of Plan Applying For

__ Non-Qualified
__ Section 457 Plan for Tax Exempt Employer
__ Tax-Qualified (select one below)
   Indicate tax year for initial premium______________

        __ IRA                          __ Roth IRA
        __ SEP-IRA                      __ Simple IRA
        __ Section 457 Government Plan  __ Section 403(b) TDA
        __ Section 401(k), Pension or Profit Sharing Plan
________________________________________________________________________________

6. Riders (available only at time of issue)

__ ECP: Extra Credit Premium (issue ages 0-90; select one option below)
   __ 7% Option   __ 6% Option   __5% Option   __ 4% Option(1)
           (1) Available only with the Six Year Contract Withdrawal Charge rider

__ Six Year Contract withdrawal Charge (issue ages 0-90)

__ EB: Earnings Benefit (issue ages 0-90)

__ EEB: Enhanced Earnings Benefit (issue ages 0-80; must also select EDB below)

__ EDB: Enhanced Death Benefit (issue ages 0-80)

__ GMAB: Guaranteed Minimum Annuitization Benefit (issue ages 0-80)

__ ______________________________________________________________

________________________________________________________________________________

7. NASD Affiliation & Replacement

Is any proposed Owner or Annuitant/Owner employed by or associated with an NASD member firm? ___ Yes ___ No

Do you have existing life insurance or annuity(ies) with this or any other company? ___ Yes ___No

Will this policy be replacing or changing any existing life insurance or annuity with this or any other company? ___ Yes ___ No

If money is coming from a direct transfer/rollover, complete below:
 Original contract plan type ______________________________________
 Will withdrawal charges be incurred? ___ Yes ___ No

List all life insurance or annuities in force on proposed annuitant:

a. Company Name                 Policy #       Amount       ADB      Year Issued

   _____________________________________________________________________________

b. Is an application for life, health insurance or annuity pending with this or any other company or society? ___ Yes ___ No

   Company Name _______________________________________ Amount $________________
________________________________________________________________________________

8. Premiums

__ Initial Premium ($1,000 minimum) $_____________________________
   Check if: __ Direct Rollover   __ Rollover   __ Section 1035 Exchange

__ Additional Premium at issue $_____________________

__ Planned Premiums ($100/month minimum) $_____________

   __ No Billing    __ Annual Billing   __ Monthly List Billing(1)

   __ Monthly Automatic Premium Payment(2): __ Checking  __ Savings
      Account #_________________________
      Monthly Deduction Day (1st thru 28th) _______________

   (1) Minimum of 3 contracts at time of setup for monthly list billing
   (2) Attach a blank voided check from this account for routing and transit information
________________________________________________________________________________

9. Allocation For Premium Payments

Allocations must be in increments of 1% (premiums will be applied to the One America Money Market Account if allocation is not specified or does not total 100%

Allocation      Investment/Fixed Accounts

_____%          Alger American Growth
_____%          Alger American Small Capitalization(1)
_____%          American Century VP Income & Growth
_____%          American Century VP International(1)
_____%          Calvert Soc Mid Cap Growth(1)
_____%          Fidelity VIP Asset Manager
_____%          Fidelity VIP Contrafund
_____%          Fidelity VIP Equity-Income
_____%          Fidelity VIP Growth
_____%          Fidelity VIP High Income
_____%          Fidelity VIP Index 500
_____%          Fidelity VIP Overseas(1)
_____%          Invesco VIF Dynamics(1)
_____%          Invesco VIF Financial Services(1)
_____%          Invesco VIF Health Sciences(1)
_____%          Invesco VIF High Yield(1)
_____%          Invesco VIF Real Estate Opportunity(1)
_____%          Invesco VIF Utilities
_____%          Janus Flexible Income
_____%          Janus Worldwide Growth
_____%          OneAmerica Asset Director
_____%          OneAmerica Investment Grade Bond
_____%          OneAmerica Money Market
_____%          OneAmerica Value
_____%          PBHG Growth II (ISF)(1)
_____%          PBHG Technology & Comm. (ISF)(1)
_____%          SAFECO RST Growth
_____%          SAFECO RST Equity
_____%          T. Rowe Price Equity Income
_____%          T. Rowe Price Limited Term Bond
_____%          T. Rowe Price Mid-Cap Growth
_____%          AUL 1yr MVA Fixed Interest Account(1,2)
_____%          AUL 3yr MVA Fixed Interest Account(1,2)
_____%          AUL 5yr MVA Fixed Interest Account(1,2)
_____%          AUL 7yr MVA Fixed Interest Account(1,2)
_____%          AUL 10yr MVA Fixed Interest Account(1,2)
_____%          AUL Non-MVA Fixed Interest Account(1,3)

  100%          Totals

(1) Not available with GMAB rider
(2) N/A in OR and WA
(3) Available only in OR
________________________________________________________________________________

10. Asset Management
                                   $10,000 minimum contribution for DCA and EDCA

__ DCA: Dollar Cost Averaging $____________________________ premiums contributed

   $____________________ amount transferred out monthly

__EDCA: Enhanced Dollar Cost Averaging     __ 6 Month   __ 12 Month

  Deposit __ 100% or $_____________________________ of initial premium

__ Portfolio Rebalancing   __ Quarterly  __ Annually
________________________________________________________________________________

11. Special Requests




________________________________________________________________________________

12. Home Office Endorsement (not available in NJ, PA, or WV)




________________________________________________________________________________

13. Fraud Warnings

Note for Residents of AZ, CO, DC, KY, LA, ME, NM, OH, OK, PA, & TN

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or settlement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Note for Residents of Florida

Any person who knowingly and with intent to injure or deceive any insurer files a statement of claim or an application for insurance containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

Note for Residents of New Jersey

Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
________________________________________________________________________________

14. Taxpayer Identification  Number  Certification

Under penalty of perjury, I certify that: 1. The number shown on this application is my correct taxpayer identification number (or I am waiting for a number to be issued to me), AND 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (B) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding. (You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all
interest       and        dividends       on       your       tax       return.)
________________________________________________________________________________

I represent that I have read and understand all the statements and answers given in this application and that they are true and complete to the best of my knowledge and belief. It is agreed that: a) any annuity issued will be based on the statements and answers given in this application and any amendments to it;
b) no agent has the authority to make or alter any contract for the company; c) the company may endorse changes to this policy for administrative purposes but I must agree in writing to any other changes in this application; d) no contract shall take effect unless and until this application is approved by the company at its home office; e) I have received a current prospectus for each of the investment accounts and mutual fund(s) indicated above; and (F) ALL BENEFITS, PAYMENTS, AND VALUES UNDER THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT PERFORMANCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. The Internal Revenue Service does not require your consent to any portions of this document other than the certification required to avoid backup withholding.

Proposed Annuitant Signature________________________________________

Signed at (city, state)______________________ Date__________________

Proposed Owner Signature if other than Annuitant (include title if applicable
________________________________________

Registered Representative: To the best of your knowledge, will the annuity applied for replace any existing insurance or annuity? __ Yes __ No

Rep Printed Name ______________________ Rep Signature __________________________

 AUL Rep Code _________________  Rep Phone #(___)_________ Rep E-Mail___________

 Share %___________

Rep Printed Name ______________________ Rep Signature __________________________

 AUL Rep Code _________________

FLORIDA ONLY:  FL LIcense #___________ Rep Printed Name ________________________

               Signature_________________________________

Field Office Principal or Broker-Dealer Approval________________________________

 Date______________

Accepted by American United Lie Insurance Company(R) by ________________________

 Date______________

IVAAPP03                               Form #7-15564                       10/02




                                    RECEIPT



Received from  _________________________________the sum of $____________________
in connection with an application for a variable annuity from American United Life Insurance Company(R) (AUL). The amount received and the application will be forwarded to the Home Office of AUL for review. If the application for the variable annuity contains all of the required information and is otherwise acceptable to AUL, then the amount set forth above will be applied and invested as specified in the current prospectus describing AUL's variable annuity.


_______________________________    ____________________________  _______________
Registered Representative            Registered Representative     Date
Printed Name                         Signature


  ALL CHECKS MUST BE MADE PAYABLE TO AMERICAN UNITED LIFE INSURANCE COMPANY(R)

DO NOT MAKE CHECKS PAYABLE TO A REPRESENTATIVE OR ANY OTHER ENTITY OR LEAVE PAYEE BLANK.